EXHIBIT 1(b)


                             VISUAL DATA CORPORATION

                        1,000,000 SHARES OF COMMON STOCK,
                         $.0001 PAR VALUE PER SHARE, AND
               1,000,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

                           SELECTED DEALERS AGREEMENT

                                                                   May ___, 1997

Dear Sirs:

         1. A previously filed registration statement on Form SB-2 (the
"Registration Statement") by Visual Data Corporation, a Florida corporation (the
"Company"), under the Securities Act of 1933, as amended (the "Act"), registering 1,000,000 shares (the "Shares") of the Company's common stock par value $.0001 per share (the "Common Stock"), and 1,000,000 Redeemable Common
Stock Purchase Warrants (the "Warrants") (the Shares, the Warrants, and the shares of Common Stock of the Company underlying the Warrants are hereinafter sometimes collectively referred to as the "Securities"), as more fully described in the final prospectus enclosed herewith (the "Prospectus"), has become effective. We are offering certain of the Securities for purchase by a selected group on the terms and conditions stated herein. The members of the selected group and the amount to which each may participate is described on Exhibit A attached hereto.

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Authorized Public Offering Price:                    $6.00 per Share and $.10 per Warrant.


Dealers' Selling Concession:                         Not to exceed $_____ per Share and $______ per
                                                     Warrant, payable upon termination of this Selected
                                                     Dealers Agreement, except as provided below.  We
                                                     reserve the right not to pay such concession on any
                                                     of the Shares or Warrants purchased by any of the
                                                     Selected Dealers from us and repurchased by us at
                                                     or below the price stated above prior to such
                                                     termination.

Reallowance:                                         You may reallow up to $_____ per Share and
                                                     $_____ per Warrant as a selling concession to
                                                     dealers who are members in good standing of the
                                                     National Association of Securities Dealers, Inc.
                                                     ("NASD") or to foreign dealers who are not eligible

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

                                                     for membership in the NASD and who have agreed not to
                                                     sell the Securities (i) to purchasers in, or to
                                                     persons who are nationals of, the United States of
                                                     America, and (ii) except in compliance with the
                                                     Interpretation with Respect to Free-Riding and
                                                     Withholding of the NASD (the "Interpretation") as
                                                     to sales outside the United States.

Delivery and Payment:                                Delivery of the Shares and the Warrants shall be
                                                     made on or about ___________________ or such
                                                     later date as we may advise, at the office of Noble
                                                     International Investments, Inc., 1801 Clint Moore
                                                     Road, Suite 110, Boca Raton, Florida 33487, or at
                                                     such other place as we shall specify on not less than
                                                     one day's notice to you.  Payment for the Shares
                                                     and the Warrants is to be made, against delivery, at
                                                     the full authorized public offering price stated
                                                     above, or, if we shall so advise you, at the public
                                                     offering price less the dealers' selling concession
                                                     stated above, by  federal wire transfer to Noble
                                                     International Investments, Inc.

Termination:                                         This Agreement shall terminate at the close of
                                                     business on the 30th day following the effective
                                                     date of the Registration Statement (of which the
                                                     enclosed Prospectus forms a part), unless extended
                                                     at our discretion for a period or periods not to
                                                     exceed in the aggregate 30 additional days.  We
                                                     may terminate this Agreement, whether or not
                                                     extended, at any time without notice.

         2. Except as otherwise expressly provided in this Agreement, members of the Selected Dealers may immediately offer the Securities for sale and take orders therefor only at the public offering price, and we, in turn, are prepared to receive such orders, subject to confirmation and allotment by us. We reserve the right to reject any order in whole or in part or to allot less than the number of the Securities applied for. Orders transmitted by telephone must be promptly confirmed by letter or telegram.

         3. You, by becoming a member of the Selected Dealers, agree (a) to take up and pay for the number of Securities allotted and confirmed to you, (b) not to use any of the Securities to reduce or cover any short position you may have,
(c) upon our request, to advise us of the number of Securities purchased from us as managers of the Selected Dealers remaining unsold by you and to resell to us any or all of such unsold Securities at the public offering price stated above, less all or such part of the concession allowed you as we may determine, and (d) to make

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available a copy of the Prospectus to all persons who on your belief will solicit orders for the Securities prior to the making of such solicitations by such persons. You are not authorized to give any information or to make any representations other than those contained in the Prospectus or any supplements or amendments thereto.

         4. As contemplated by Rule 15c2-8 under the Securities Exchange Act of 1934 (the "Exchange Act"), we agree to mail a copy of the Prospectus to any person making a written request therefor during the period referred to in the rules and regulations adopted under the Exchange Act, the mailing to be made to the address given in the request. You confirm that you have delivered all preliminary prospectuses and revised preliminary prospectuses, if any, required to be delivered under the provisions of Rule 15c2-8 and agree to deliver all copies of the Prospectus required to be delivered thereunder. We have heretofore delivered to you such preliminary prospectuses as have been required by you, receipt of which is hereby acknowledged, and will deliver such further prospectuses as may be requested by you.

         5. You agree that until termination of this Agreement you will not make purchases or sales of the except (a) pursuant to this Agreement, (b) pursuant to authorization received from us, or (c) in the ordinary course of business as broker or agent for a customer pursuant to any unsolicited order.

         6. Additional copies of the Prospectus and any supplements or amendments thereto shall be supplied in reasonable quantity upon request.

         7. The Securities are offered by us for delivery when, as and if sold to, and accepted by, us and subject to the terms herein and in the Prospectus or any supplements or amendments thereto, to our right to vary the concessions and terms of offering after their release for public sale, to approval of counsel as to legal matters and to withdrawal, cancellation or modification of the offer without notice.

         8. Upon written application to us you shall be informed as to the jurisdiction under the securities or blue sky laws of which we believe the Securities are eligible for sale, but we assume no responsibility as to such eligibility or the right of any member of the Selected Dealers to sell any of the Securities in any jurisdiction. Upon completion of the public offering contemplated herein, each member of the Selected Dealers agrees to promptly furnish to us, upon our request, territorial distribution reports setting forth each jurisdiction in which sales of the Securities were made by such member, the number of Securities sold in each such jurisdiction, and any further information as we may request, in order to permit us to file on a timely basis any report which we as underwriters of the offering or managers of the Selected Dealers may be required to file pursuant to the securities or blue sky laws of any jurisdiction.

         9. You, by becoming a member of the Selected Dealers, represent that you are (a) a member in good standing of the NASD, or (b) a foreign dealer, who is not eligible for membership in said NASD and has agreed not to sell the Securities (i) to purchasers in, or to persons who are nationals of, the United States of America, and (ii) except in compliance with

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(A) the Interpretation with Respect to Free-Riding and Withholding of the NASD as to sales outside the United States and (B) Sections 2730, 2740, 2420 (as applicable to a non-member broker/dealer in a foreign country) and 2750 of said NASD Conduct Rules. In addition, if you are a member of the NASD, you confirm that you will not reallow any commissions to any non-member broker-dealers, including foreign broker/dealers registered pursuant to the Exchange Act.

         10. You, by becoming a member of the Selected Dealers, represent that neither you nor any of your directors, officers, partners or "persons associated with" you (as defined in the By-Laws of the NASD), nor, to your knowledge, any "related person" (defined by the NASD to include counsel, financial consultants and advisors, finders, members of the selling or distribution groups, and any other persons associated with or related to any of the foregoing) or any other broker-dealer, (a) within the last 18 months have purchased in private transactions or intends before, at or within six months after the commencement of the public offering of the Securities, to purchase in private transactions, any securities of the Company or any parent, predecessor, or subsidiary thereof,
(b) within the last 12 months had any dealings with any of the Company or the parent, predecessor, subsidiary or controlling shareholder thereof, or (c) have, except as contemplated by this Agreement, any agreement, arrangement or understanding to receive compensation in connection with (as defined by the NASD) the distribution of the Securities.

         11. Nothing herein shall constitute any members of the Selected Dealers partners with us or with each other, but you agree, notwithstanding any prior settlement of accounts or termination of this Agreement, to bear your proper proportion of any tax or other liability based upon the claim that the Selected Dealers constitute a partnership, association, unincorporated business or other separate entity and a like share of any expenses of resisting any such claim.

         12. We shall be the underwriters of the offering and managers of the Selected Dealers and shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering or the Selected Dealers or any members of them. Except as expressly stated herein, or as may arise under the Act, we shall be under no liability to any member of the Selected Dealers as such for, or in respect of, (i) the validity or value of the Securities, (ii) the form of, or the statements contained in, the Prospectus, the Registration Statement of which the Prospectus forms a part, any supplements or amendments to the Prospectus or such Registration Statement, any preliminary prospectuses, any instruments executed by, or obtained or any supplemental sales data or other letters from, the Company, or others, (iii) the form or validity of the Underwriting Agreement or this Agreement, (iv) the eligibility of any of the Securities for sale under the laws of any jurisdiction, (v) the delivery of the Securities, (vi) the performance by the Company or others of any agreement on its or their part, or (vii) any matter in connection with any of the foregoing, except our own want of good faith.

         13. By executing this Agreement, you have assumed full responsibility for proper training and instruction of your representatives concerning the selling methods to be used in

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connection with the offer and sale of the Securities giving special emphasis to the principles of suitability and full disclosure to prospective investors and the prohibitions against "free-riding" and "withholding."

         14. The Company, Randy S. Selman and Alan M. Saperstein (the "Selling Shareholders") have agreed in the Underwriting Agreement to indemnify and hold harmless the underwriters and each person, if any, who controls the underwriters within the meaning of the Act against any and all loss, liability, claim, damage or liabilities under the Act or otherwise, insofar as such losses, claims, damage or liabilities (or actions in respect thereof), arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any Preliminary Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and to reimburse the underwriters for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damages or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or any Preliminary Prospectus or any amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the underwriters expressly for use therein.

                  You agree to indemnify and hold harmless the Company, the Selling Shareholders, the underwriters, each of the Company's officers and directors who signed the Registration Statement, and each person, if any, who controls the Company and the underwriters within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage, and expense (a) described in the indemnity contained in the preceding paragraph, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selected Dealer expressly for use in Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto); or (b) based upon alleged misrepresentations or omissions to state material facts in connection with statements made by you or your salespeople orally or by other means in connection with the offer or sale of the Securities; or (c) any misrepresentation or omission made in connection with this Agreement or any breach by you of the terms hereof or the covenants contained herein; and you will reimburse the Company and the underwriters for any legal or other expenses reasonably incurred in connection with the investigation of or defending of any such action or claim.

                  Each indemnified party is required to give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this Agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable

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time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying parties, and shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         15. If for federal income tax purposes, the Selected Dealers, among themselves or with the underwriters, should be deemed to constitute a partnership, then we elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, and we agree not to take any position inconsistent with such selection. We authorize you, in your discretion, to execute and file on our behalf such evidence of such selection as may be required by the Internal Revenue Service.

         16. All communications from you shall be addressed to us care of Noble International Investments, Inc., 1801 Clint Moore Road, Suite 110, Boca Raton, Florida 33487, Attention: Mr. Nico P. Pronk, President. Any notice from us to you shall have been duly given if mailed, sent by telephonic facsimile, telegraphed or telexed to you at the address to which this letter is mailed. This Agreement shall be construed in accordance with the laws of the State of Florida without giving effect to principles of conflicts of laws. Time is of the essence in this Agreement.

                             Very truly yours,

                             NOBLE INTERNATIONAL INVESTMENTS,
                             INC., as Representative of the several Underwriters

                             By:
                                -------------------------------------

                             Name:    Nico P. Pronk
                             Title:      President

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         We accept membership in the Selected Dealers on the terms specified above and acknowledge receipt of the final Prospectus. In purchasing any Securities, we have relied solely on the final Prospectus and on no other statements, written or oral.

Dated:  May ___, 1997

                                  ---------------------------------------------


                                  By:
                                     ------------------------------------------

                                  Name:
                                       ----------------------------------------

                                  Title:
                                        ---------------------------------------

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                                    EXHIBIT A

NAME AND ADDRESS OF SELECTED DEALER       NO. OF SHARES         NO. OF WARRANTS


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